Exhibit 99.1

NEWS RELEASE

KOSMOS ENERGY NAMES PAUL M. NOBEL
AS CHIEF ACCOUNTING OFFICER

DALLAS, Texas, July 16, 2012 – Kosmos Energy (NYSE: KOS) announced today that Paul M. Nobel has joined the Company as Senior Vice President and Chief Accounting Officer, effective immediately. In his role at Kosmos Energy, Nobel will be responsible for all aspects of the Company’s accounting practices and financial reporting processes. He will report directly to W. Greg Dunlevy, Executive Vice President and Chief Financial Officer. With over 20 years of industry and public accounting experience, Nobel previously held the position of Senior Vice President and Chief Accounting Officer of World Fuel Services Corporation, a multi-billion dollar global fuel logistics company. He earned a Bachelor of Science degree from Florida State University and is a Certified Public Accountant.

About Kosmos Energy
Kosmos Energy is a leading independent oil and gas exploration and production company focused on frontier and emerging areas in Africa and South America. The Company’s asset portfolio includes existing production, major discoveries and exploration prospects offshore Ghana, as well as exploration licenses with significant hydrocarbon potential offshore Mauritania, Morocco and Suriname and onshore Cameroon. Kosmos is listed on the New York Stock Exchange and is traded under the ticker symbol KOS. For additional information, visit www.kosmosenergy.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  The Company’s estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although the Company believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to the Company. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s Securities and Exchange Commission (“SEC”) filings.  The Company’s SEC filings are available on the Company’s website at www.kosmosenergy.com.  Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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CONTACT:
Investor Relations
Brad Whitmarsh
+1.214.445.9772
bwhitmarsh@kosmosenergy.com